UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 30, 2021

(Date of Report/Date of earliest event reported)

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-06732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street Morristown, New Jersey 07960
(Address and zip code of principal executive offices)

(862) 345-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 Per Share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On November 30, 2021, Covanta Holding Corporation, a Delaware corporation (the “Company”), completed its previously announced merger with Covert Mergeco, Inc., a Delaware corporation (“Merger Sub”), an affiliate of EQT Infrastructure (“EQT”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 14, 2021, by and among Company, Covert Intermediate, Inc., a Delaware corporation and the direct parent of Merger Sub (“Parent”) and Merger Sub, providing for the acquisition by Parent of all of the outstanding shares of Company Class A common stock, par value $0.10 per share (the “Company Stock”), by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each share of Company Stock outstanding as of the Effective Time (other than shares that were owned, directly or indirectly, by Parent, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time and excluding shares contributed to an affiliate of Parent by certain members of Covanta management) was converted into the right to receive $20.25 in cash, without interest and less any required tax withholding (such amount, as adjusted as provided below, the “Merger Consideration”).

Unless otherwise agreed between Parent and the holder thereof, effective as of immediately prior to the Effective time, each option to purchase shares of Company Stock that was outstanding and unexercised as of immediately prior to the Effective Time (a “Company Stock Option”), whether vested or unvested, was cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Company Stock underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, without any interest and subject to all applicable withholding. Any Company Stock Option that had an exercise price per share that was greater than or equal to the Merger Consideration was cancelled for no consideration or payment.

Unless otherwise agreed between Parent and the holder thereof, effective as of immediately prior to the Effective Time, each award of Company restricted stock units that was outstanding as of immediately prior to the Effective Time (“Company RSUs”) whether vested or unvested, was cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Company Stock underlying such the Company RSU multiplied by (ii) the Merger Consideration, without any interest and subject to all applicable withholding.

Unless otherwise agreed between Parent and the holder thereof, effective as of immediately prior to the Effective Time, each award of Company performance stock units that was outstanding and unvested as of immediately prior to the Effective Time (“Company PSUs”) was (i) deemed earned based on actual performance through the latest practicable date prior to the closing, which level of actual performance was determined in good faith by the Company at or before the closing, and (ii) cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (x) the resulting total number of shares of Company Stock underlying such the Company PSU multiplied by (y) the Merger Consideration, without any interest and subject to all applicable withholding.

Unless otherwise agreed between Parent and the holder thereof, effective as of immediately prior to the Effective Time, each share of Company restricted stock that was outstanding as of immediately prior to the Effective Time (“Company Restricted Stock”) automatically vested in full and all restrictions (including forfeiture restrictions) otherwise applicable to such vested Company Restricted Stock lapsed and such vested Company Restricted Stock was converted into the right to receive the Merger Consideration, without any interest and subject to all applicable withholding.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2021 and is incorporated by reference herein.

Item 1.01. Entry into a Material Definitive Agreement.

Sustainability-Linked Senior Notes

On November 30, 2021, Merger Sub completed its previously announced offering of $300 million aggregate principal amount of 4.875% sustainability-linked senior notes due 2029 (the “New Notes”). The New Notes were issued pursuant to that certain Indenture (the “Indenture”), dated as of November 30, 2021, by and among Merger Sub, the Company, the guarantors party thereto (the “Guarantors”), including Parent, and U.S. Bank National Association, as trustee. In connection with the consummation of the Merger, the Company assumed all of the obligations of Merger Sub under the Indenture and the New Notes. The New Notes are senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors.

Merger Sub used the net proceeds from the New Notes offering, together with equity financing provided by affiliates of EQT and the borrowings under the New Senior Secured Credit Facilities (as defined below), to (i) finance the Merger pursuant to the Merger Agreement, (ii) repay the Company’s existing term loans and revolving loans under its existing credit facilities, (iii) redeem certain of the Company’s existing debt, including the 2025 Notes (as defined below) and (iv) pay certain fees and expenses related to the foregoing.

The New Notes will mature on December 1, 2029 and bear interest at a rate of 4.875% per annum, payable semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on June 1, 2022. Interest on the New Notes will accrue from November 30, 2021. Under the terms of the New Notes, if the Company does not satisfy two Sustainability Performance Targets (as defined in the Indenture) on or prior to December 31, 2025 and provide confirmation with respect thereof by the Certificate Date (as defined in the Indenture), then from and including the Certificate Date, the interest rate payable on the New Notes will increase by 0.125% (if one of the two Sustainability Performance Targets is satisfied) or 0.250% (if none of the Sustainability Performance Targets are satisfied).

The Company may redeem all or part of the New Notes at any time prior to December 1, 2024 at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, plus a make-whole premium. The Company may redeem all or part of the New Notes at any time on or after December 1, 2024 at the redemption prices set forth in the Indenture. At any time prior to December 1, 2024, up to 40% of the aggregate principal amount of the New Notes may be redeemed at 104.875% of the aggregate principal amount thereof with the net cash proceeds that the Company raises in one or more equity offerings.

Upon the occurrence of specified kinds of changes of control, the Company must offer to repurchase the New Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

The Indenture governing the New Notes, among other things, limits the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness and guarantee indebtedness, (ii) create or incur liens, (iii) engage in mergers, consolidations, liquidations or dissolution, (iv) sell, transfer or otherwise dispose of assets, (v) make investments, acquisitions, loans or advances, (vi) pay dividends and distributions or repurchase capital stock, (vii) prepay, redeem, or repurchase certain indebtedness, (viii) enter into agreements that limit the ability of our restricted subsidiaries that are not guarantors to make distributions to us or our ability and the ability of our restricted subsidiaries to incur liens on assets and (ix) enter into certain transactions with affiliates. These covenants are subject to a number of important limitations and exceptions. The Indenture governing the New Notes provides for customary events of default (subject in certain cases to customary grace and cure periods).

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.1 hereto, and the form of Notes, filed as Exhibit 4.1(a) hereto, each of which is incorporated herein by reference.

New Senior Secured Credit Facilities

On November 30, 2021, the Company entered into a credit agreement (the “New Credit Agreement”) governing its new senior secured credit facilities (the “New Senior Secured Credit Facilities”) with Barclays Bank PLC (acting through such of its affiliates or branches as it deems appropriate), as administrative agent and collateral agent, and certain other financial institutions as agents and/or lenders.

The New Senior Secured Credit Facilities provides for senior secured financing in an aggregate principal amount of $1,875.0 million, consisting of the seven-year $1,435.0 million New Term Loan Facilities (which includes a $1,335.0 million term loan B facility (the “Initial Term B Facility”) for purposes of financing the Merger, including fees and expenses, and a $100.0 million term loan C facility (the “Initial Term C Facility”) for purposes of cash collateralization and/or replacement of certain letters of credit, bank guarantees and/or other similar credit support arrangements of the Surviving Corporation in connection with the Transactions) and the five-year $440.0 million New Revolving Credit Facility.

Interest Rate and Fees

Borrowings under the New Senior Secured Credit Facilities will bear interest, at a rate per annum equal to an applicable margin, plus, at the Surviving Corporation’s option, either (i) an alternate base rate or (ii) an adjusted LIBOR rate, in each case, subject to interest rate floors. The initial applicable margins for the New Term Loan Facilities and the New Revolving Credit Facility are 1.50% with respect to alternate base rate loans and 2.50% with respect to LIBOR rate loans. From and after the delivery by the Surviving Corporation to the administrative agent of financial statements for the first full fiscal quarter completed after the closing date of the New Senior Secured Credit Facilities, the applicable margins for the New Revolving Facility will be subject to stepdowns based on our first lien net leverage ratio. The initial applicable margins for the New Term Loan Facilities will be subject to a one-time increase if we fail to achieve certain sustainability performance targets.

Prepayments

The New Term Loan Facilities (apart from the Initial Term C Facility) will require the Surviving Corporation to prepay outstanding term loans, subject to certain exceptions, as described in the New Credit Agreement.

Amortization and Maturity

The Initial Term B Facility amortizes in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the Initial Term B Facility, with the balance being payable on the date that is seven years after the closing of the Initial Term B Facility. Principal amounts outstanding under the Initial Term C Facility will be due and payable in full at maturity seven years from the date of the closing of the Initial Term C

Facility. Principal amounts outstanding under the New Revolving Credit Facility will be due and payable in full at maturity five years from the date of the closing of the New Revolving Credit Facility. The New Revolving Credit Facility and the Initial Term C Facility each have no amortization.

Guarantee and Security

All obligations of the Surviving Corporation under the New Senior Secured Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons are unconditionally and irrevocably guaranteed, jointly and severally, by Parent and each existing and subsequently acquired or organized direct or indirect material wholly-owned domestic restricted subsidiary of the Surviving Corporation, with customary exceptions including, among other things, where the provision of such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences.

All obligations under the New Senior Secured Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons, and the guarantees of such obligations, are secured by a perfected first-priority pledge of all capital stock and a perfected first-priority security interest in all tangible and intangible assets, in each case owned by the Surviving Corporation or any guarantor and subject to permitted liens and certain customary exceptions.

Certain Covenants and Events of Default

The New Senior Secured Credit Facilities contain a number of negative covenants that, among other things, restrict, subject to certain exceptions, our ability and the ability of our restricted subsidiaries to (i) incur additional indebtedness and guarantee indebtedness, (ii) create or incur liens, (iii) engage in mergers, consolidations, liquidations or dissolution, (iv) sell, transfer or otherwise dispose of assets, (v) make investments, acquisitions, loans or advances, (vi) pay dividends and distributions or repurchase capital stock, (vii) prepay, redeem, or repurchase certain indebtedness, (viii) enter into agreements that limit the ability of our restricted subsidiaries that are not guarantors to make distributions to us or our ability and the ability of our restricted subsidiaries to incur liens on assets and (ix) enter into certain transactions with affiliates.

The New Senior Secured Credit Facilities also contain certain customary affirmative covenants and events of default (including a change of control) for facilities of this type.

The foregoing summary of the New Senior Secured Credit Facilities and the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the New Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Supplemental Indentures

On November 30, 2021, the Company entered into the Tenth Supplemental Indenture and Eleventh Supplemental Indenture, each dated as of November 30, 2021 (together, the “Supplemental Indentures”), with the guarantors party thereto and the trustee party thereto, pursuant to which such guarantors agreed to guarantee the Company’s obligation under the Senior Indenture, dated as of January 18, 2007, as amended and supplemented from time to time, including by the Sixth Supplemental Indenture, dated as of October 18, 2018, pursuant to which the 6.000% Senior Notes due 2027 (the “2027 Notes”) were issued, and the Seventh Supplemental Indenture, dated as of August 25, 2020, pursuant to which the 5.000% Senior Notes due 2030 (the “2030 Notes”) were issued, and the Company’s obligations under the 2027 Notes and 2030 Notes.

The foregoing summary of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibits 4.2 and 4.3 hereto, each of which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the section above titled “Introduction” and Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Prepayment of the Existing Credit Facility

On November 23, 2021, the Company delivered a notice of prepayment and termination pursuant to the Second Amended and Restated Credit and Guaranty Agreement, dated as of August 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Covanta Energy, LLC, the Company, certain subsidiaries, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent and issuing bank, to prepay the aggregate outstanding amount of loans thereunder and terminate the outstanding commitments thereunder. On November 30, 2021, in connection with the consummation of the Merger, the Company prepaid the aggregate outstanding amount of existing loans and terminated the outstanding commitments under the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2021, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that the certificate of merger had been filed with the Secretary of State of the State of Delaware and that, at the Effective Time, each share of Company Stock outstanding (other than shares that were owned, directly or indirectly, by Parent, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time and excluding shares contributed to an affiliate of Parent by certain members of Covanta management) was converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE delist the Company Stock on November 30, 2021 and, as a result, trading of Company Stock, which trades under the symbol “CVA” on the NYSE was suspended prior to the opening of trading on November 30, 2021. The NYSE filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to the Company Stock to report the delisting of the Company Stock from the NYSE and to suspend trading of the Company Stock on the NYSE prior to the opening of trading on November 30, 2021.

The Company intends to file with the SEC a certificate of notice of termination on Form 15 with respect to the Company Stock, requesting that the Company Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Company Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the section above titled “Introduction” and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

In connection with the Merger, at the Effective Time, holders of the Company Stock immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

The information set forth in the section above titled “Introduction” and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent. Parent is affiliated with, and controlled by, investment funds advised by EQT.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the section above titled “Introduction” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the 11 directors of the Company prior to consummation of the Merger (Samuel Zell, David M. Barse, Ronald J. Broglio, Peter C. B. Bynoe, Linda J. Fisher, Joseph Holsten, Owen Michaelson, Danielle Pletka, Michael W. Ranger, Robert S. Silberman and Jean Smith) ceased to be directors of the Company. In accordance with the terms of the Merger Agreement, the directors of Merger Sub in office immediately prior to consummation of the Merger (Juan Diego Vargas and Julie Guilbert) became the directors of the Surviving Corporation and will be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation, incapacity or removal.

Additionally, at the Effective Time, Michael W. Ranger resigned from and ceased to hold his position as an officer of the Company and was replaced in such capacity by Azeez Mohammed. Furthermore, effective November 30, 2021, Timothy J. Simpson will depart from his position as Chief Administrative Officer of the Company. In connection with his departure, Mr. Simpson is expected to enter into a separation agreement with the Company and to receive benefits payable to Mr. Simpson under the severance plan described in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on September 2, 2021 in the section titled “Named Executive Officer Equity Award Summary Table—Severance Plan” beginning on page 69, and that information is incorporated herein by reference. Mr. Simpson’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In accordance with the terms of the Merger Agreement, and other than as described above, the officers of the Company in office immediately prior to the consummation of the Merger became the officers of the Surviving Corporation and will be the of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation, incapacity or removal.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the section above titled “Introduction” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated in its entirety to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 30, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Redemption of the 2025 Notes

On November 30, 2021, in connection with the consummation of the Merger, the Company redeemed all of the outstanding $400.0 million in aggregate principal amount of its 5.875% senior notes due 2025 (the “2025 Notes”) with proceeds from the financing transactions consummated concurrently with the Merger.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2021, by and among Covanta Holding Corporation, Covert Intermediate, Inc. and Covert Mergeco, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Covanta Holding Corporation filed on July 16, 2021)

3.1	Amended and Restated Certificate of Incorporation of Covanta Holding Corporation

3.2	Amended and Restated Bylaws of Covanta Holding Corporation

4.1	Indenture, dated as of November 30, 2021, by and among Covert Mergeco, Inc., Covanta Holding Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.1(a)	Form of 4.875% Sustainability-Linked Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1).

4.2	Tenth Supplemental Indenture, dated as of November 30, 2021, by and among Covanta Holding Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Eleventh Supplemental Indenture, dated as of November 30, 2021, by and among Covanta Holding Corporation, the guarantors party thereto and Wells Fargo, National Association, as trustee.

10.1	Credit Agreement, dated as of November 30, 2021, by and among Covert Intermediate, Inc., Covert Mergeco, Inc., Covanta Holding Corporation, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the issuing banks from time to time party thereto.

99.1	Press Release

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Thomas L. Kenyon
Name:	Thomas L. Kenyon
Title:	Executive Vice President, General Counsel and Secretary

Date: November 30, 2021